FOR IMMEDIATE RELEASE	Investor Contact: Mark H. Tubb
Vice President - Investor Relations
813.871.4027
mtubb@walterind.com Media Contact: Michael A. Monahan Director - Corporate Communications 813.871.4132 mmonahan@walterind.com

WALTER INDUSTRIES, INC. ANNOUNCES SECOND QUARTER 2007 RESULTS

- Company Reports Income from Continuing Operations of $0.33 Per Diluted Share -

- Financing & Homebuilding Reports Significant Operating Income Growth -

- Financing’s Performance Remains Strong; Warehouse Loan Facility Renewed -

- Company Provides Coal Production Outlook Through 2010 -

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT) today reported net income of $18.1 million, or $0.34 per diluted share for the second quarter ended June 30, 2007. Income from continuing operations for the second quarter totaled $17.8 million, or $0.33 per diluted share, compared with income from continuing operations of $44.2 million, or $0.86 per diluted share in the second quarter last year.

Net sales and revenues from continuing operations for the second quarter totaled $296.5 million, down from $319.0 million in the prior-year period. The decline was primarily a result of lower metallurgical coal sales prices and volumes at Natural Resources, as well as higher demurrage charges. These negative comparisons were partially offset by higher pricing and increased unit completions at Homebuilding.

Operating income from continuing operations for the second quarter totaled $33.0 million compared to $68.9 million in the second quarter 2006. Lower operating income in the current-year period primarily reflects lower metallurgical coal pricing, worse-than-anticipated geologic conditions and lower production volumes at Jim Walter Resources’ Mine No. 7, and increased operating losses at Kodiak Mining. The lower sales volumes and increases in production costs at Jim Walter Resources during the current quarter were driven by hard bottom-rock conditions on Mine No. 7’s longwall panel. These adverse conditions caused significant downtime at Mine No. 7 and reduced its coal inventory available for sale. At Kodiak Mining, low productivity and a $1.5 million inventory write-off drove the unfavorable results. These negatives were partially offset by improved results at Homebuilding.

“Although we expected lower coal production volumes in the second quarter at Mine No. 7 due to the thinner coal seam toward the end of the longwall panel, conditions were more difficult than anticipated,” said Jim Walter Resources CEO George R. Richmond. “In addition to the thinner coal seam, we encountered harder-than-expected rock in the floor that slowed advance rates and caused an increase in equipment downtime. These difficulties negatively affected costs and led to lower inventory levels that disrupted loading schedules, resulting in deferred shipments and excess demurrage costs.”

4211 W. Boy Scout Blvd.  |  Tampa, Florida 33607  |  Tel: 813.871.4811  |  Web site: www.walterind.com

Richmond added, “We have recently mined through the hard rock conditions and expect to move the longwall in early September. The coal seam is thicker at the beginning of Mine No. 7’s longwall panels, so production volumes are expected to improve significantly after the move.”

Second Quarter Results by Operating Group

Natural Resources & Sloss

Natural Resources, which includes the operations of Jim Walter Resources and Kodiak Mining, reported revenues of $137.5 million in the second quarter, down $35.6 million versus the same period last year. The decline in revenues was principally driven by a $15.26 per ton reduction in metallurgical coal prices versus the prior-year period, as well as a 110,000-ton decline in coal sales volumes. Lower coal prices include the impact of reduced contract pricing and increased demurrage charges. Lower revenues also reflect a decline in natural gas volumes and pricing.

The Natural Resources segment reported operating income of $21.8 million in the second quarter, compared to $63.1 million in the prior-year period. Results in the current-year period include lower coal and gas sales volumes and pricing, higher labor costs, increased production costs at Mine No. 7 and $5.7 million of operating losses at Kodiak Mining.

Jim Walter Resources

Jim Walter Resources sold 1.3 million tons of metallurgical coal during the second quarter at an average price of $94.29 per short ton FOB port, compared to 1.4 million tons of metallurgical coal at an average price of $109.55 per short ton FOB port during the same period last year. During the current quarter, average realized sales prices were negatively affected by lower contract pricing and approximately $4.3 million of demurrage charges.

Mine No. 4 produced 0.7 million tons in the current-year period compared to 0.4 million tons in last year’s second quarter, as the modified longwall shields performed as expected, preventing a recurrence of the roof control problems encountered in the prior panel. Mine No. 4’s cost-per-ton was $44.62, or $10.66 better than the prior-year period, primarily driven by the improvements in production, partially offset by higher labor costs associated with the new UMWA contract.

Mine No. 7 produced 0.5 million tons in the second quarter 2007 versus 0.6 million tons in the same period last year. Longwall production decreased 230,000 tons as a result of harder-than-anticipated mine bottom rock and related equipment downtime. This decrease was partially offset by 116,000 additional continuous miner tons, primarily from the continuing development of the Southwest “A” panel.

Production costs at Mine No. 7 were $71.23 per ton versus $39.76 per ton in the prior-year period, primarily reflecting additional spending due to a shift in mix to higher-cost continuous miner tons, approximately $8.70 per ton due to lower volumes produced, and $3.50 per ton for higher UMWA contract labor costs. Three incremental continuous miner units were operated at Mine No. 7 during the second quarter versus the same period last year, two of which are developing the Southwest “A” panel. This development work increased spending by approximately $13.60 per ton at Mine No. 7 in the second quarter and will set the stage for incremental, lower-cost longwall production in 2008.

Kodiak

Kodiak incurred $5.7 million of operating losses in the second quarter, including a $1.5 million write-off of inventory from lower-than-expected yields. Difficult geological conditions, slow advance rates and a delay in adding a second planned continuous miner unit led to worse-than-projected production and higher costs. The decision to postpone the second continuous miner unit was made to allow time to rectify some of Kodiak’s performance issues before committing incremental labor and equipment.

WALTER INDUSTRIES ANNOUNCES SECOND QUARTER 2007 RESULTS - Page 2 - 8/2/07

“We are disappointed with Kodiak’s results to date,” said Richmond. “We recently made significant changes to management, mine plans and operating procedures to improve performance. However, given Kodiak’s slow start and the delay in ramping up the second continuous miner unit, we expect their production to be between 140,000 and 170,000 tons in 2007 and do not expect profitability until 2008.”

Natural Gas

The natural gas operation sold 1.8 billion cubic feet of gas at an average price of $7.96 per thousand cubic feet in the second quarter 2007 versus $8.49 per thousand cubic feet in the prior-year period. Natural gas volumes were down 11.3 percent, primarily from the reduction in gas produced from the now- closed Mine No. 5 and lower gas production associated with slower advance rates at Mine No. 7. Natural gas prices realized in the current-year period include the benefit of hedging approximately 64 percent of production at an average price of $8.21 per thousand cubic feet, compared with approximately 53 percent of production hedged in the prior-year period at an average of $10.05.

Sloss

Sloss Industries generated second quarter revenues of $33.1 million, down $1.8 million from the prior-year period, and operating income of $2.9 million, up $0.9 million from the prior-year period. Results in the prior-year period included a $1.1 million asset impairment charge related to the segment’s chemicals business, which was sold in November 2006.

Financing & Homebuilding

The Financing & Homebuilding group reported combined revenues of $123.2 million for the second quarter, up 11.3 percent versus the prior-year period. The strong revenue increase was primarily due to higher average on-your-lot selling prices and unit completions at Homebuilding, slightly offset by lower prepayment income at Financing.

Combined operating income was up 40.3 percent for the quarter versus last year’s second quarter, primarily resulting from an improvement in gross margins at Homebuilding. These stronger gross margins were driven by improved cycle times, better pricing and lower material costs. These improvements were partially offset by higher selling, general and administrative expenses at Homebuilding and higher interest expense at Financing.

“Our Financing business continued its industry-leading performance, with delinquencies, repossessions, recovery rates and the number of ‘Real Estate Owned’ (REO) units all improved year over year,” said Financing & Homebuilding Chief Executive Officer Mark J. O’Brien. “In addition, continued gross margin expansion and reduced construction cycle times led to significantly better results at Homebuilding as we move closer to profitability in this business.”

At Financing, delinquencies on the mortgage portfolio were 3.8 percent at June 30, 2007, compared to 4.0 percent at June 30, 2006. Sequentially, delinquencies rose slightly, representing a typical seasonal increase. In addition, the number of repossessed units declined 14.2 percent and REO inventory as a percent of the total mortgage portfolio declined 13.2 percent versus the second quarter last year.

At Homebuilding, unit completions were 689 in the second quarter, up 9.0 percent versus the same period last year. Average unit net selling prices were $98,911 in the quarter, an increase of $12,121 per home versus the prior-year period. For the current period, new sales orders, net of cancellations, were 578, up 7.2 percent compared to the second quarter last year. Gross margin per unit improved approximately 530 basis points versus the second quarter last year and 170 basis points from the first quarter 2007, reflecting numerous improvements implemented to raise pricing, eliminate the backlog of low-margin units, speed up cycle times and enhance construction quality. While the backlog in units decreased 22.7 percent versus June 30, 2006, the dollar value of the backlog only declined 18.3 percent as a result of price increases.

WALTER INDUSTRIES ANNOUNCES SECOND QUARTER 2007 RESULTS - Page 3 - 8/2/07

The Company also said that the Financing business recently renewed its Trust IX Variable Funding Loan Agreement through July 28, 2008 on substantially similar terms. This $150.0 million warehouse facility provides short-term funding for instalment notes and mortgage loans originated by the Homebuilding business or purchased from third parties.

“The renewal of this facility at a time when problems in the sub-prime mortgage industry are significantly disrupting the credit markets is another indication of the strength of our mortgage portfolio and the outstanding performance of our mortgage servicing platform,” said O’Brien.

Other

Results in the “Other” segment, comprised of the Company’s corporate expenses and land subsidiaries, improved by approximately $0.9 million in the second quarter, driven by higher interest income.

Outlook

“While our financial results were mixed for the quarter, we made good progress on the strategic front,” said Walter Industries Chairman Michael T. Tokarz. “We continue to make important investments in our Natural Resources business as we execute on our organic growth strategy to expand future production capacity. At Financing & Homebuilding, we continue to build upon the strong, consistent performance at Financing while we make further strides toward profitability at Homebuilding.”

“We remain very confident in the long-term outlook for both our Natural Resources and Financing & Homebuilding businesses,” Tokarz added. “We expect our Natural Resources group to benefit from strengthening in the global metallurgical coal market which is driven by continued strong demand and increasing production capacity in the global steel industry. This positive market momentum aligns with our expansion plans to significantly increase production of our high-quality, metallurgical coal product. Our Mine No. 7 East expansion remains on track to deliver significant increases in low-vol met coal production beginning in 2009.”

Coal Production Update

The Company provided the following estimated coal production ranges for the remainder of 2007 through 2010 for Jim Walter Resources and Kodiak Mining:

Estimated Coal Production[1]	2007	2008	2009	2010
Jim Walter Resources	5.9 - 6.1	6.7 - 7.1	8.0 - 8.5	8.7 - 9.1
Kodiak[2]	0.1 - 0.2	0.3 - 0.4	0.4 - 0.5	0.4 - 0.5

1  Tons, in millions
2
Represents 100 percent of Kodiak’s expected production. The Company believes it will recognize all of Kodiak’s production and operating results through the projected period.

Homebuilding Unit Completion Update

The Company now expects unit completions to be between 2,500 and 2,700 units and maintains its expectation for a break-even run rate in 2007.

Conference Call Web cast

Members of the Company's leadership team will discuss Walter Industries’ second quarter 2007 results, its business drivers for the balance of 2007 and other general business matters during a conference call and live Web cast to be held on Friday, Aug. 3, 2007, at 10 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

WALTER INDUSTRIES ANNOUNCES SECOND QUARTER 2007 RESULTS - Page 4 - 8/2/07

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company also operates a mortgage financing and affordable homebuilding business. The Company has annual revenues of approximately $1.3 billion and employs approximately 2,800 people. For more information about Walter Industries, please visit the Company Web site at www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute any strategic actions that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

- WLT -

WALTER INDUSTRIES ANNOUNCES SECOND QUARTER 2007 RESULTS - Page 5 - 8/2/07

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands)
Unaudited

	For the three months
	ended June 30,
	2007	2006
Net sales and revenues:
Net sales	$239,146	$258,354
Interest income on instalment notes	50,662	50,937
Miscellaneous	6,716	9,699
	296,524	318,990

Costs and expenses:
Cost of sales (exclusive of depreciation)	174,457	168,359
Depreciation	11,591	9,414
Selling, general and administrative	38,125	35,784
Provision for losses on instalment notes	2,493	2,510
Postretirement benefits	6,687	4,407
Interest expense - mortgage-backed/asset-backed notes	29,745	28,958
Interest expense - corporate debt	7,218	8,920
Amortization of intangibles	442	642
	270,758	258,994

Income from continuing operations before income tax
expense and minority interest	25,766	59,996
Income tax expense	7,996	16,737
Income from continuing operations before minority interest	17,770	43,259
Minority interest in net loss of affiliate	-	941
Income from continuing operations	17,770	44,200
Discontinued operations (1)	281	19,761
Net income	$18,051	$63,961

Basic income per share:
Income from continuing operations	$0.34	$1.02
Discontinued operations	0.01	0.45

Net income	$0.35	$1.47

Weighted average number of shares outstanding	52,081,436	43,529,838

Diluted income per share:
Income from continuing operations	$0.33	$0.86
Discontinued operations	0.01	0.38

Net income	$0.34	$1.24

Weighted average number of diluted shares outstanding	52,574,803	52,175,065

(1) The Company sold its modular home manufacturing business, which operated as Crestline Homes, Inc., in May 2007. As a result, the operating results of this business have been classified as discontinued operations for the three months ended June 30, 2007 and 2006. The three months ended June 30, 2006 also includes the results of Mueller Water Products, which was spun-off to shareholders in December 2006.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
RESULTS BY OPERATING SEGMENT
($ in Thousands)
Unaudited

	For the three months
	ended June 30,
	2007	2006

NET SALES AND REVENUES:
Natural Resources	$137,490	$173,094
Sloss	33,122	34,912
Natural Resources and Sloss	170,612	208,006

Financing	55,046	55,819
Homebuilding (1)	68,175	54,925
Financing and Homebuilding Group	123,221	110,744

Other	4,965	2,857
Consolidating Eliminations	(2,274)	(2,617)
	$296,524	$318,990

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS:
Natural Resources	$21,764	$63,104
Sloss	2,948	2,077
Natural Resources and Sloss	24,712	65,181

Financing	13,045	13,358
Homebuilding (1)	(467)	(4,394)
Financing and Homebuilding Group	12,578	8,964

Other	(4,306)	(5,229)
Consolidating Eliminations	-	-
Operating income from continuing
operations	32,984	68,916
Corporate debt interest expense	(7,218)	(8,920)
Income from continuing operations before
income tax expense and minority interest	$25,766	$59,996

(1) Excludes Crestline Homes, which was sold in May 2007.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands)
Unaudited

	For the six months
	ended June 30,
	2007	2006
Net sales and revenues:
Net sales	$498,533	$512,828
Interest income on instalment notes	100,227	101,467
Miscellaneous	18,058	17,769
	616,818	632,064

Cost and expenses:
Cost of sales (exclusive of depreciation)	346,097	332,151
Depreciation	22,221	17,848
Selling, general and administrative	75,576	70,958
Provision for losses on instalment notes	5,390	4,815
Postretirement benefits	13,019	8,814
Interest expense - mortgage-backed/asset-backed notes	59,516	58,934
Interest expense - corporate debt	14,565	21,389
Amortization of intangibles	920	1,339
	537,304	516,248

Income from continuing operations before income tax
expense and minority interest	79,514	115,816
Income tax expense	29,609	35,807
Income from continuing operations before minority interest	49,905	80,009
Minority interest in net loss of affiliate	-	941
Income from continuing operations	49,905	80,950
Discontinued operations (1)	(2,229)	18,310
Net income	$47,676	$99,260

Basic income (loss) per share:
Income from continuing operations	$0.96	$1.93
Discontinued operations	(0.04)	0.43

Net income	$0.92	$2.36

Weighted average number of shares outstanding	52,046,083	42,024,801

Diluted income (loss) per share:
Income from continuing operations	$0.95	$1.61
Discontinued operations	(0.04)	0.36

Net income	$0.91	$1.97

Weighted average number of diluted shares outstanding	52,525,490	51,354,709

(1) In the first quarter of 2007, the Company decided to exit the modular home manufacturing business, which operated as Crestline Homes, Inc. As a result, the operating results of this business have been classified as discontinued operations for the six months ended June 30, 2007 and 2006. The six months ended June 30, 2006 also includes the results of Mueller Water Products, which was spun-off to shareholders in December 2006.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
RESULTS BY OPERATING SEGMENT
($ in Thousands)
Unaudited

	For the six months
	ended June 30,
	2007	2006

NET SALES AND REVENUES:
Natural Resources	$307,665	$342,192
Sloss	65,923	68,197
Natural Resources and Sloss	373,588	410,389

Financing	108,793	111,838
Homebuilding (1)	130,308	110,213
Financing and Homebuilding Group	239,101	222,051

Other	8,483	6,020
Consolidating Eliminations	(4,354)	(6,396)
	$616,818	$632,064

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS:
Natural Resources	$78,205	$127,029
Sloss	4,254	4,259
Natural Resources and Sloss	82,459	131,288

Financing	23,616	26,350
Homebuilding (1)	(3,145)	(9,245)
Financing and Homebuilding Group	20,471	17,105

Other	(8,851)	(10,543)
Consolidating Eliminations	-	(645)
Operating income from continuing
operations	94,079	137,205
Corporate debt interest expense	(14,565)	(21,389)
Income from continuing operations before
income tax expense and minority interest	$79,514	$115,816

(1) Excludes Crestline Homes, which was sold in May 2007.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Unaudited

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Operating Data:
Jim Walter Resources
Tons sold by type (in thousands):
Metallurgical coal, contracts	1,301	1,409	2,727	2,655
Purchased metallurgical coal	-	-	96	-
Steam coal	-	2	-	300
	1,301	1,411	2,823	2,955

Average sale price per short ton:
Metallurgical coal, contracts	$94.29	$109.55	$97.55	$111.02
Steam coal	$-	$34.70	$-	$35.02
Total average	$94.29	$109.44	$97.55	$103.30

Tons sold by mine (in thousands):
Mine No. 4	669	583	1,299	1,439
Mine No. 7	632	652	1,414	1,169
Subtotal	1,301	1,235	2,713	2,608
Mine No. 5 (1)	-	176	14	347
Total	1,301	1,411	2,727	2,955

Coal cost of sales (exclusive of depreciation):
Mine No. 4 per ton	$51.40	$63.21	$50.18	$54.45
Mine No. 7 per ton	$73.71	$51.77	$62.41	$50.94
Mines No. 4 and No. 7 per ton average	$62.24	$57.17	$56.55	$52.88
Mine No. 5 per ton (1)	$-	$71.69	$57.98	$77.40
Total average	$62.24	$58.98	$56.56	$55.76
Idle mine costs (in thousands) (2)	$263	$182	$263	$382
Purchased coal costs (in thousands)	$-	$-	$8,192	$-
Other costs (in thousands) (3)	$2,776	$2,868	$7,361	$5,493

Tons of coal produced (in thousands)
Mine No. 4	665	384	1,454	1,153
Mine No. 7	521	635	1,404	1,414
Subtotal	1,186	1,019	2,858	2,567
Mine No. 5	-	172	-	439
Total	1,186	1,191	2,858	3,006

Coal production costs per ton: (4)
Mine No. 4	$44.62	$55.28	$40.66	$41.37
Mine No. 7	$71.23	$39.76	$52.89	$37.02
Mines No. 4 and No. 7 average	$56.31	$45.61	$46.67	$38.97
Mine No. 5	$-	$59.05	$-	$60.56
Total average	$56.31	$47.55	$46.67	$42.12

Natural gas sales, in mmcf (in thousands)	1,752	1,976	3,615	3,807
Natural gas average sale price per mmcf	$7.96	$8.49	$7.94	$8.88
Natural gas cost of sales per mmcf	$3.27	$2.57	$3.01	$2.89

Kodiak
Tons sold (in thousands)	-	3	9	3
Tons of coal produced (in thousands)	20	26	45	26

(1) Mine No. 5 ceased production in December 2006 as planned. Sales and cost amounts in 2007 resulted from the sale of residual inventory on hand at December 31, 2006.

(2) Idle mine costs are charged to period expense when incurred.

(3) Consists of charges (credits) not directly allocable to a specific mine.

(4) Coal production costs per ton are a component of inventoriable costs, including depreciation. Other costs of sales not included in coal production costs per ton include Company-paid outbound freight, postretirement benefits, asset retirement obligation expenses, royalties, and Black Lung excise taxes.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Unaudited

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Operating Data (continued):

Sloss Industries
Furnace and foundry coke tons sold	102,780	104,129	211,736	205,138
Furnace and foundry coke average sale price per ton	$225.91	$221.44	$221.09	$222.07
Fiber tons sold	28,332	27,800	53,483	52,776
Fiber price per ton	$265.42	$264.56	$266.07	$263.01

Financing
Delinquencies, as of period end	3.8%	4.0%	3.8%	4.0%
Prepayment speeds	8.7%	10.2%	8.4%	9.6%
Number of repossessions	301	351	589	667
Repossession rate, annualized	3.0%	3.3%	2.9%	3.1%
Recovery rate on repossessions	87.4%	86.4%	85.9%	87.2%

Homebuilding (excluding Crestline)
New sales contracts	688	690	1,421	1,325
Cancellations	110	151	194	279
Unit completions	689	632	1,323	1,286
Average sale price	$98,911	$86,790	$98,458	$85,504
Ending backlog of homes	1,426	1,844	1,426	1,844

Depreciation ($ in thousands):
Natural Resources	$8,696	$6,700	$16,496	$12,545
Sloss	943	908	1,859	1,848
Financing	273	340	554	682
Homebuilding	1,272	1,098	2,506	2,180
Other	407	368	806	593
	$11,591	$9,414	$22,221	$17,848

Capital expenditures ($ in thousands):
Natural Resources	$33,699	$20,767	$55,590	$44,915
Sloss	1,003	1,407	3,123	3,441
Financing	29	140	60	184
Homebuilding	610	1,225	1,856	2,425
Other	88	210	327	714
	$35,429	$23,749	$60,956	$51,679

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in Thousands)
Unaudited

	June 30,	December 31,	June 30,
	2007	2006	2006
ASSETS
Cash and cash equivalents	$39,491	$127,369	$111,819
Short-term investments, restricted	83,517	90,042	86,998
Instalment notes receivable, net of allowance of $12,802,
$13,011 and $12,847, respectively	1,829,486	1,779,697	1,748,334
Receivables, net	77,921	85,094	104,962
Inventories	110,770	105,527	116,213
Prepaid expenses	44,714	29,727	22,800
Property, plant and equipment, net	349,151	310,163	283,717
Other long-term assets	170,490	135,274	102,712
Goodwill	10,895	10,895	10,895
Assets of discontinued operations	-	10,327	3,156,896
	$2,716,435	$2,684,115	$5,745,346

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$59,937	$62,323	$61,950
Accrued expenses	71,210	94,930	82,139
Accrued interest on debt	14,855	17,053	18,221
Debt:
Mortgage-backed/asset-backed notes	1,731,519	1,736,706	1,698,930
Corporate debt	232,936	249,491	473,428
Accumulated postretirement benefits obligation	347,846	330,241	225,302
Other long-term liabilities	214,535	189,458	185,697
Liabilities of discontinued operations	-	2,005	1,959,998
Total liabilities	2,672,838	2,682,207	4,705,665

Minority interest in discontinued operations			300,745

Stockholders' equity	43,597	1,908	738,936
	$2,716,435	$2,684,115	$5,745,346

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007
($ in Thousands)
Unaudited

							Accumulated
			Capital in				Other
		Common	Excess of	Comprehensive	Accumulated	Treasury	Comprehensive
	Total	Stock	Par Value	Income	Deficit	Stock	Income (Loss)

Balance at December 31, 2006	$1,908	$728	$757,699		$(398,564)	$(259,317)	$(98,638)
Adjustment to initially apply FIN No. 48 (1)	(4,421)				(4,421)
Adjusted balance at January 1, 2007	$(2,513)	$728	$757,699		$(402,985)	$(259,317)	$(98,638)

Comprehensive income:
Net income	47,676			$47,676	47,676
Other comprehensive income (loss) , net of tax:
Amortization of prior service cost and net actuarial loss
on postretirement benefits obligation	4,051			4,051			4,051
Increase in accumulated postretirement benefit obligation for
plan amendments after measurement date	(9,347)			(9,347)			(9,347)
Net unrealized gain on hedges	1,127			1,127			1,127
Comprehensive income				$43,507

Retirement of treasury stock	-	(207)	(259,902)			260,109
Stock issued upon the exercise of stock options	643		643
Tax benefit from the exercise of stock options	1,460		1,460
Dividends paid, $0.10 per share	(5,209)		(5,209)
Stock-based compensation	6,501		6,501
Other	(792)					(792)

Balance at June 30, 2007	$43,597	$521	$501,192		$(355,309)	$-	$(102,807)

(1) The Company adopted FIN No. 48, "Accounting for Uncertainty in Income Taxes," as required on January 1, 2007. Upon adoption, the Company recognized a $4.4 million increase to the beginning accumulated deficit to reflect a necessary increase to the accrual for uncertain tax positions.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)
Unadited

	For the six months ended June 30,
	2007		2006

OPERATING ACTIVITIES
Net income	$47,676		$99,260
Loss (income) from discontinued operations	2,229		(18,310)
Income from continuing operations	49,905		80,950

Adjustments to reconcile income from continuing operations to net cash provided by operations:
Provision for losses on instalment notes receivable	5,390		4,815
Depreciation	22,221		17,848
Provision (credit) for deferred income taxes	(12,454)		14,167
Other	17,256		6,765

Decrease (increase) in assets:
Receivables	8,874		(29,011)
Inventories	(5,175)		536
Prepaid expenses	(639)		3,350
Instalment notes receivable, net	(41,099)		(7,071)
Increase (decrease) in liabilities:
Accounts payable	(2,888)		457
Accrued expenses	(23,852)		(10,768)
Accrued interest	(2,198)		(2,176)
Cash flows provided by operating activities of continuing operations	15,341		79,862

INVESTING ACTIVITIES
Purchases of loans	(34,988)		(70,614)
Principal payments received on purchased loans	20,908		18,458
Decrease in short-term investments, restricted	6,525		37,575
Additions to property, plant and equipment	(60,956)		(51,679)
Escrow release from prior acquisition	-		10,500
Other	2,613	-	1,921
Cash flows used in investing activities of continuing operations	(65,898)		(53,839)
-
FINANCING ACTIVITIES
Issuances of mortgage-backed/asset-backed notes	113,350		97,600
Payments of mortgage-backed/asset-backed notes	(118,598)		(126,080)
Retirements of corporate debt	(29,071)		(123,847)
Dividends paid	(5,209)		(3,309)
Tax benefit on the exercise of employee stock options	1,460		6,156
Issuance of common stock	-		168,680
Other	116		12,293
Cash flows provided by (used in) financing activities of continuing operations	$(37,952)		$31,493
Cash flows provided by (used in) continuing operations	$(88,509)		$57,516

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash flows provided by operating activities	$630		$27,256
Cash flows used in investing activities	-		(45,913)
Cash flows provided by financing activities	-		187,272
Cash flows provided by discontinued operations	$630		$168,615

Net increase (decrease) in cash and cash equivalents	$(87,879)		$226,131

Cash and cash equivalents at beginning of period	$127,369		$64,424
Add: Cash and cash equivalents of discontinued operations at beginning of period	1		72,972
Net increase (decrease) in cash and cash equivalents	(87,879)		226,131
Less: Cash and cash equivalents of discontinued operations at end of period	-		(251,708)
Cash and cash equivalents at end of period	$39,491		$111,819